Exhibit 5.1

100 Pine Street, Suite 1250

San Francisco, CA 94111

Tel: +1 (415) 707-2717 ◊ Fax: +1 (415) 535-1665

www.dolkartlaw.com

Via Certified and Electronic Mail

April 5, 2024

David Stybr, Chief Executive Officer

LIVENTO GROUP, INC.

17 State Street, Suite 4000

New York, NY 10004

Tel: +1 (954) 253-5840

david.stybr@liventogroup.com

Re:	Registration Statement on Form S-1 by Livento Group , Inc.

Mr. David Stybr:

This opinion letter is furnished to you in connection with your filing of a Registration Statement on Form S-1 (the “Registration Statement”), Amendment No. 1, with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended, (the “Securities Act”) for the registration of shares of common stock, $0.0001 par value (the “Common Stock”), of Livento Group, Inc., a Nevada corporation (the “Company”), which consists of: (i) 55,555,556 shares of Common Stock issuable under an Equity Line Purchase Agreement at an adjusted price of $0.09 per share; and (ii) 27,777,778 shares issuable upon exercise of warrants issued to Alumni Capital, LP at an exercise price per share calculated by dividing $15,000,000 by the total number of then outstanding shares of Common Stock.

In my limited capacity as special counsel to the Company in connection herewith, I have examined (i) the Registration Statement; (ii) the Company’s Amended and Restated Articles of Incorporation, as amended, and Amended and Restated By-Laws; (iii) the Subscription Agreement; (iv) certain resolutions of the Company’s Board of Directors; (vi) certain corporate documents and records, certificates of public officials and certificates of officers of the Company; and (vii) such other proceedings, documents and records as we have deemed necessary or advisable for purposes of this opinion. In all such investigations and examinations, I have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of original and certified documents and the conformity to original or certified documents of all copies submitted to us as conformed or reproduction copies.

When issued and sold by the Company the Shares, including shares exercisable by warrant, will be validly issued, fully paid and non-assessable. The Registration Statement will be submitted to the SEC for registration on Form S-1 and, to my knowledge, (a) the Registration Statement has not been withdrawn, (b) the Registration Statement is not the subject of a suspension order by the SEC, and (c) no proceedings for the purpose of issuing such a suspension order are pending or threatened by the SEC.

Legal Opinion Regarding Registration on Form S-1	Page 1 of 2

The Shares are not “restricted securities” as defined in Rule 144(a)(3) under the Securities Act and are transferable by any holder which (a) is not an “affiliate” of the Company as defined in Rule 144(a)(1) under the Securities Act, (b) has not been an “affiliate” within three months of such transfer, and (c) has not acquired the Shares from such an “affiliate” within one year of such transfer.

Based on the foregoing and subject to the limitations, qualifications and assumptions set forth herein, I am of the opinion that: the Common Stock has been duly authorized and will be validly issued, fully paid and non-assessable upon issuance or exercise of applicable warrants.

The foregoing opinions are limited to the law as currently in effect, and no opinion is expressed with respect to such laws as subsequently amended, or any other laws, or any effect that such amended or other laws may have on the opinions expressed herein. The foregoing opinions are limited to matters stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated herein. The foregoing opinions are given as of the date hereof, and we undertake no obligation to advise you of any changes in applicable laws after the date hereof or of any facts that might change the opinions expressed herein that we may become aware of after the date hereof.

I consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the heading “Legal Matters” as Exhibit 2.2 to the Registration Statement. In giving this consent, I do not admit that we are experts, or within the category of persons whose consent is required under Section 7 of the Securities Act.

Kind Regards,

/s/ John E. Dolkart, Jr.
John E. Dolkart, Jr., Esq.

Legal Opinion Regarding Registration on Form S-1	Page 2 of 2